Exhibit 99. 3

Unaudited Pro Forma Consolidated Financial Statements

of Ares Commercial Real Estate Corporation

The following financial statements present unaudited pro forma condensed consolidated financial information about the financial condition and results of operations of Ares Commercial Real Estate Corporation (“ACRE” or the “Company”), after giving effect to the proposed acquisition (the “Acquisition”) of EF&A Funding, L.L.C., d/b/a Alliant Capital LLC, a Michigan limited liability company (“Alliant Capital”), pursuant to the terms of a Purchase and Sale Agreement (the “PSA”) among ACRE and Alliant, Inc., a Florida corporation, and The Alliant Company, LLC, a Florida limited liability company (collectively, the “Sellers”).

The unaudited pro forma consolidated balance sheet as of March 31, 2013 gives effect to the Acquisition as if the Acquisition had taken place on March 31, 2013 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013, give effect to the Acquisition as if the Acquisition had taken place on January 1, 2012.

The Acquisition has been accounted for as a business combination in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).  In accordance with ASC 805, the preliminary purchase price of $62.8 million is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of those estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The pro forma financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable in the circumstances, as set forth in the notes to the pro forma financial statements. The unaudited pro forma consolidated financial statements do not take into account any synergies or cost savings that may or are expected as a result of the acquisition.

The unaudited pro forma statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the consolidated company or the consolidated financial position or the results of operations that would have been realized had the Acquisition been consummated during the period or as of the dates for which the pro forma financial statements are presented.

Certain reclassification adjustments have been made to the presentation of Alliant Capital’s historical financial statements to conform them to the presentation followed by ACRE. The unaudited pro forma consolidated financial information is based on, should be read in conjunction with, and are qualified by reference to, our historical consolidated financial statements and notes thereto and those of Alliant Capital (which are being filed concurrently as an exhibit to this Current Report on Form 8-K).

ARES COMMERCIAL REAL ESTATE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2013
(in thousands, except for share, per share data and as otherwise indicated)

Historical ACRE	Historical Alliant	Eliminated Assets and Liabilities and Other Adjustments	Purchase Accounting Adjustments	Purchase Price	Financing and Other Capital Transactions	ACRE Pro Forma
(A)	(B)	(C)
ASSETS
Cash and cash equivalents	$22,550	$1,262	$2,766	(D)(E)	$(52,900)	$48,150	(F)(M)	$21,828
Restricted cash	3,719	15,015	(3,305	)(F)	2,500	(F)	17,929
Loans held for investment	409,943	409,943
Deferred financing costs, net	4,780	4,780
Mortgage loans held for sale	65,025	65,025
Mortgage servicing rights, at fair value	61,897	(G)	61,897
Intangible assets	10,120	(4,520	)(H)	5,600
Goodwill	3,247	(3,247	)(I)	—
Other assets	2,961	3,986	(1,190)	2,772	(J)	8,529

Total assets	$443,953	$160,552	$(1,729)	$(4,995)	$(52,900)	$50,650	$595,531

LIABILITIES
Secured financing arrangements	200,050	200,050
Convertible notes	67,411	67,411
Derivative liability	2,223	2,223
Dividends payable	2,317	2,317
Warehouse lines of credit	54,540	10,485	(E)	65,025
Note payable - related party	47,834	(47,834	)(K)	—
Accrued interest - related party note payable	7,434	(7,434	)(K)	—
Recourse liability	11,671	5,999	(J)	17,670
Other liabilities	8,368	4,712	(2,036)	1,760	(L)	12,804

Total liabilities	280,369	126,191	(46,819)	7,759	—	—	367,500

STOCKHOLDERS’ AND MEMBERS’ EQUITY
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized at March 31, 2013, no shares issued and outstanding at March 31, 2013	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2013, 9,267,162 shares issued and outstanding at March 31, 2013	92	6	40	(D)	138
Additional paid in capital	169,336	9,529	52,860	(D)	231,725
Members’ equity	34,361	45,090	(12,754)	(66,697)	—
Accumulated earnings (deficit)	(5,844)	4,262	(N)	(2,250	)(O)	(3,832)

Total equity	163,584	34,361	45,090	(12,754)	(52,900)	50,650	228,031

Total liabilities and equity	$443,953	$160,552	$(1,729)	$(4,995)	$(52,900)	$50,650	$595,531

See accompanying notes to unaudited pro forma consolidated financial statements.

ARES COMMERCIAL REAL ESTATE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except for share, per share data and as otherwise indicated)

	Historical ACRE	Historical Alliant	Adjustments		ACRE Pro Forma
REVENUES
Interest income	$9,278	$1,807			$11,085
Interest expense (from secured funding facilities)	(2,342)				(2,342)
Net Interest Income	6,936	1,807			8,743
Loan servicing revenue		14,767	(27	)(AA)	14,740
Loan origination revenue and gain on loan sales		9,998			9,998
Change in fair value of mortgage servicing rights		5,910			5,910
Recourse liability provision		(4,544)			(4,544)

Total Revenues	6,936	27,938	(27)		34,847

EXPENSES
Other interest expense	313	4,957	(3,639	)(BB)	1,631
Management fees to affiliate	1,665		937	(CC)	2,602
Professional fees	1,194	392			1,586
Acquisition and investment pursuit costs
General & administrative expenses	1,285	2,686			3,971
General & administrative expenses reimbursed to affiliate	1,619				1,619
Compensation and benefits		14,804			14,804
Depreciation & amortization		106			106

Total Expenses	6,076	22,945	(2,702)		26,319

Income from Continuing Operations	860	4,993	2,675		8,528

Preferred dividends	674				674
Taxes			2,991	(DD)	2,991
Net income	$186	$4,993	$(316)		$4,863

Basic Earnings Per Share	$0.03				$0.46
Diluted Earnings Per Share	$0.03				$0.46

Pro forma weighted average shares outstanding - Basic	6,532,706		4,023,412	(EE)(FF)	10,556,118
Pro forma weighted average shares outstanding - Diluted	6,567,309		4,023,412	(EE)(FF)	10,590,721

See accompanying notes to unaudited pro forma consolidated financial statements.

ARES COMMERCIAL REAL ESTATE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013
(in thousands, except for share, per share data and as otherwise indicated)

	Historical ACRE	Historical Alliant	Adjustments		ACRE Pro Forma
REVENUES
Interest income	$6,711	$340			$7,051
Interest expense (from secured funding facilities)	(1,385)				(1,385)
Net Interest Income	5,326	340			5,666
Loan servicing revenue		3,946	(14	)(AA)	3,932
Loan origination revenue and gain on loan sales		2,475			2,475
Change in fair value of mortgage servicing rights		916			916
Recourse liability provision		(236)			(236)

Total Revenues	5,326	7,441	(14)		12,753

EXPENSES
Other interest expense	1,950	1,146	(910	)(BB)	2,186
Management fees to affiliate	614		234	(CC)	848
Professional fees	566	61			627
Acquisition and investment pursuit costs	640		(640	)(GG)
General & administrative expenses	482	892			1,374
General & administrative expenses reimbursed to affiliate	747				747
Compensation and benefits		4,679			4,679
Depreciation & amortization		26			26

Total Expenses	4,999	6,804	(1,316)		10,487

Income from Continuing Operations	327	637	1,302		2,266

Preferred dividends
Taxes			512	(DD)	512
Net income	$327	$637	$790		$1,754

Basic Earnings Per Share	$0.04				$0.13
Diluted Earnings Per Share	$0.04				$0.13

Pro forma weighted average shares outstanding - Basic	9,212,644		4,023,412	(EE)(FF)	13,236,056
Pro forma weighted average shares outstanding - Diluted	9,267,162		4,023,412	(EE)(FF)	13,290,574

See accompanying notes to unaudited pro forma consolidated financial statements.

ARES COMMERCIAL REAL ESTATE CORPORATION

NOTES TO THE UNAUDITED

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except for share, per share data and as otherwise indicated)

(1)         Unaudited Pro Forma Consolidated Balance Sheet Adjustments and Assumptions

A - Represents certain assets and liabilities of Alliant Capital that are expected to be (i) eliminated or (ii) distributed or assumed by its members prior to or at closing pursuant to the PSA.

B - In accordance with ASC 805, the preliminary purchase price has been allocated based on a preliminary valuation of Alliant Capital’s tangible and intangible assets and liabilities as if the transaction occurred as of March 31, 2013. The allocations are preliminary and are subject to change when the purchase price allocations are finalized and the valuations are complete.

C - Pursuant to the PSA, the purchase price for Alliant Capital will consist of (a) 588,235 shares of ACRE’s common stock (valued at approximately $9.5 million based on the closing price of $16.21 per common share as of May 31, 2013) and (b) $52.9 million in cash.

D - Pursuant to the PSA, Alliant Capital will distribute to its members at closing all of its cash and cash equivalents other than the required net working capital balance at closing.

E - Pursuant to the PSA, Alliant Capital will seek to leverage its mortgage loans held for sale to the extent permitted under the applicable loan agreements (assumed to equal 100% of the mortgage loan amount for purposes of this Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations) in order to fund the distribution at closing as described in Notes A and D.

F - Pursuant to the PSA, Alliant Capital will distribute to its members at closing $2,500 from restricted cash. Unless such requirement for restricted cash is waived by the Federal National Mortgage Association, ACRE will replace such amounts in restricted cash upon closing.

G - Mortgage servicing rights are presented at fair value. Please see Alliant Capital’s 2012 and three months ended March 31, 2013 financial statements and notes thereto. The allocation is preliminary and is subject to change when the purchase price allocation is finalized and the valuation is complete.

H - Represents preliminary purchase price allocation of certain intangible assets of Alliant Capital, including the Fannie Mae DUS license. Alliant Capital is also in the process of putting in place certain operational requirements in connection with its ability to originate and sell FHA/HUD/Ginnie Mae agency loans; as of March 31, 2013, such operational requirements were not complete. Upon finalizing such operational requirements with FHA/HUD/Ginnie Mae, additional purchase price allocation may be made to such intangible asset.

I - Represents $3,247 in goodwill that Alliant Capital has historically carried and that will be eliminated at closing.

J - Pursuant to the PSA, after closing, certain affiliates of the members of Alliant Capital have agreed to contribute towards losses, if any, incurred by Alliant Capital on fifteen identified loans (subject to meeting certain limitations and conditions as outlined in the PSA, including the timing of such actual share of losses) for which Alliant Capital is required to share the risk of loss on loans previously sold by Alliant Capital through Fannie Mae. $2,772 represents the preliminary estimate of the portion of such contributions towards such losses by affiliates of members of Alliant Capital relating to the recourse liabilities of Alliant Capital. $5,999 represents the gross adjustment to the recourse liability of Alliant Capital (resulting in a total $17,670 recourse liability amount for Alliant Capital) without taking into account the $2,772 potential contribution by affiliates of members of Alliant Capital. Our estimate of the recourse liability is based on our underwriting of the $3.9 billion outstanding balance of loans sold under the Fannie Mae program.  Our analysis included analyses of specific loans where we have assessed the guaranty is probable and estimable in addition to an estimate of the fair value of the guarantee on the remaining loans using Alliant Capital’s historical loss experience, the risk profile of the collateral and other market indicators.

K - Pursuant to the PSA, Alliant Capital will fully settle the note payable - related party, which, as of March 31, 2013, had an outstanding principal balance of $47,834 and accrued and unpaid interest of $7,434.

L - Represents preliminary purchase price allocation of potential payments to certain current and former employees of Alliant Capital.

M - The Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations shown herein assumes the issuance by ACRE of an additional 3,435,176 shares of its common stock in a public offering at an assumed net offering price of approximately $15.40 per common share (a 5.0% discount from the closing price on May 31, 2013 of $16.21 per common share) to raise net proceeds of $52.9 million. This assumption has been made for pro forma financial statement purposes only and ACRE may finance the acquisition of Alliant Capital from other sources, which may include new debt or preferred securities, borrowings under existing credit facilities, asset sales, and cash on hand, dependent on a number of factors, including market conditions at closing, strategic alternatives, and ACRE’s liquidity position and outlook.

N - Represents potential gain that may be recognized at closing of the acquisition of Alliant Capital by ACRE based on the excess of the net preliminary purchase price allocations of the underlying tangible and intangible assets acquired less liabilities assumed over the preliminary purchase price (see Notes B and C).  The purchase price allocations are preliminary and are subject to change when the purchase price is finalized and the valuations are complete.

O - Represents estimated contractual transaction expenses that have not been reflected in ACRE’s historical financial statements for the year ended December 31, 2012 and three months ended March 31, 2013. Significant additional transition expenses are expected to be incurred.

(2)         Unaudited Pro Forma Consolidated Statement of Operations Adjustments and Assumptions

AA - Adjustment represents historical revenues from certain assets that are expected to be retained by the members of Alliant Capital pursuant to the PSA.

BB - Adjustment represents the elimination of interest expense of $3,890 and $957 for the year ended December 31, 2012 and for three months ended March 31, 2013, respectively, related to the note payable - related party that will be settled at the closing of the transaction (see Note K). In addition, $251 and $47 represent estimates of additional interest expense that would have been incurred for the year ended December 31, 2012 and for three months ended March 31, 2013, respectively, if the incremental leverage of the mortgage loans held for sale occurred as outlined in Note E. The warehouse line of credit has a stated rate of LIBOR plus 1.60% (1.80% as of December 31, 2012 and March 31, 2013) for purposes of the pro-forma adjustment.

CC - Adjustment represents base management fees that would have been incurred as a result of the assumed issuance of additional common shares of ACRE as described in Notes C and M. The base management fee is 1.50% per annum, resulting in additional estimated base management fees of $937 for the year ended December 31, 2012 and $234 for the three months ended March 31, 2013.

DD - ACRE currently expects to elect and qualify to be taxed as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, or the “Code,” commencing with the Company’s taxable year ended December 31, 2012. ACRE intends to conduct the business activities that will be acquired from Alliant Capital in one or more taxable REIT subsidiaries (“TRSs”), including the origination, sale and servicing of multi-family loans, provided that certain assets and liabilities may be held outside of a TRS. Certain investments may be made and activities conducted in a TRS that (a) may otherwise be subject to prohibited transaction tax and (b) may not comply with the various requirements for REIT qualification. The income, if any, within a TRS is subject to federal and state income taxes as a domestic C corporation. These adjustments represent the estimated income tax that would have been incurred (either current or deferred) had ACRE conducted all activities of Alliant Capital in a TRS during the year ended December 31, 2012 and the three months ended March 31, 2013, based on current statutory rates. These adjustments have been made for Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations purposes only and do not represent income tax payments or liabilities that will be assumed or paid by ACRE in connection with the transaction.

EE - As discussed in Note M, the Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations shown herein assume the issuance by ACRE of an additional 3,435,176 shares of its common stock in a public offering at an assumed net offering price of approximately $15.40 per common share (a 5.0% discount from the closing price on May 31, 2013 of $16.21 per common share) to raise net proceeds of $52.9 million. This assumption has been made for pro forma financial statement purposes only and ACRE may finance the acquisition of Alliant Capital from other sources, which may include new debt or preferred securities, borrowings under existing credit facilities, asset sales, and cash on hand, dependent on a number of factors, including market conditions at closing, strategic alternatives, and ACRE’s liquidity position and outlook.

FF - As discussed in Note C, the purchase price for Alliant Capital consists of (a) 588,235 shares of ACRE’s common stock (valued at approximately $9.5 million based on the closing price of $16.21 per common share as of May 31, 2013) and (b) $52.9 million in cash.

GG - Represents $640 in acquisition and investment pursuit costs incurred by ACRE during the three months ended March 31, 2013 related to the acquisition of Alliant Capital.